MOJO ORGANICS, INC. ANNOUNCES LISTING ON THE OTCQB

JERSEY CITY N.J. May 24, 2017 MOJO Organics, Inc. (OTC:MOJO) today announced that it will be quoted on the OTCQB effective June 1, 2017 at the market open. Glenn Simpson Chairman and Chief Executive Officer of MOJO Organics, Inc. said “this is a significant accomplishment for MOJO. The OTCQB is a SEC Recognized Established Public Market which our prior market PINK was not.”

Some of the benefits to quotation on the OTCQB include:

§	Collected with other companies that have audited financials available and are current in their SEC reporting
§	Improved investor confidence through verified information, confirming that the Company Profile displayed on www.otcmarkets.com is current and complete
§	Annual management certification process to verify officers, directors, controlling shareholders, and shares outstanding
§	Greater information availability for investors through the OTC Disclosure & News Service
§	Transparent prices for investors through full-depth of book with Real Time Level 2 quotes
§	Access to Morningstar quantitative equity ratings and research enables investors to better analyze and benchmark a company relative to its sector

“The progress demonstrated with this market quotation is foundational in positioning the company for its future in the public capital markets.”

For additional information please contact MOJO Organics, Inc. at 201 633 6519

http://www.MOJOOGANICSINC.COM